UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 12, 2010

APAC Customer Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Illinois	0-26786	36-2777140
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2333 Waukegan Road, Suite 100, Bannockburn, Illinois		60015
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	847-374-4980

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

The information under Item 5.02 is incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of September 13, 2010 the Board of Directors of APAC Customer Services, Inc. (the "Company") appointed Kevin T. Keleghan President and Chief Executive Officer of the Company. Mr. Keleghan will continue to serve as a member of the Board of Directors.

Mr. Keleghan, 53, was President and Chief Executive Officer of Axiant, LLC ("Axiant") a leading provider of financial services and recovery management solutions for issuers and investors in debt products from October 2008 through December 2009. Mr. Keleghan was recruited to Axiant, in an attempt to turn around insolvency issues including, but not limited to, defaults under certain bank covenants. Axiant ultimately filed for protection under Chapter 11 of the U.S. Bankruptcy Code which was converted to a Chapter 7 liquidation in December 2009. Prior to joining Axiant, he was President and Chief Executive Officer at Outsourcing Solutions, Inc. ("OSI") one of the largest providers of outsourced services in the accounts receivable management industry from 2002 to 2008. Mr. Keleghan first joined OSI in an independent contractor capacity as Chief Executive Officer to develop a plan of reorganization. OSI filed for protection under Chapter 11 of the U.S. Bankruptcy Code in May 2003. After OSI emerged from Chapter 11 protection in December 2003, Mr. Keleghan became the Chief Executive Officer as a full time employee and served in this position until the sale of OSI on March 1, 2008. From 1996 to 2002, Mr. Keleghan served at Sears Holdings Corporation in various roles including, President of Credit Card Services, Vice President of Marketing Credit Card Products and Vice President of Operations for Sears Credit Services. He also held senior executive positions at GE Capital, AT&T Universal Card and American Express. Keleghan earned a Bachelor of Science in business and economics from the State University of New York, Plattsburgh as well as attended Hofstra University Frank G. Zarb School of Business.

The Company and Mr. Keleghan entered into an Executive Employment Agreement, dated September 13, 2010 (the "Employment Agreement"), a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Employment Agreement provides that Mr. Keleghan will be paid an annual base salary of $500,000 and will be eligible to participate in and earn an annual bonus pursuant to the Company’s Management Incentive Plan ("MIP") or under a successor annual incentive plan with a target bonus equal to one hundred percent (100%) of his base salary and a maximum annual bonus equal to two hundred percent (200%) of his base salary. In addition, the Company will grant Mr. Keleghan, no later than three (3) days after the effective date of the Employment Agreement, the option to purchase 750,000 common shares of the Company which vest over a five year period pro rata. The Company will also grant him, no later than three (3) days after the effective date of the Employment Agreement, 250,000 restricted common shares which will vest over a five year period pro rata. The vesting for the restricted shares may be accelerated on the second and third anniversary of the grant based on the Company meeting specific performance goals. The estimated fair market value for the stock options is $2,250,000 and the estimated fair market value of the restricted shares is $1,295,000 based upon assumptions using a closing stock price of $5.18. The actual fair market value of the stock options and restricted shares may be different based on actual stock price at the time of grant.

The Employment Agreement also provides for Mr. Keleghan to receive severance payments equal to eighteen (18) months of base salary in the event he is terminated without cause by the Company to be paid over a twenty-four (24) month period. Mr. Keleghan will also receive a pro rata annual bonus for the year of termination based on actual performance under the MIP. Additionally, following a termination without cause, for a period of eighteen (18) months Mr. Keleghan shall be required to pay only the premium amount charged to active employees for such healthcare coverage and the Company shall pay the balance of such COBRA premiums.

Additionally, the Company and Mr. Keleghan entered into an Employment Security Agreement, dated September 13, 2010 (the "Security Agreement") a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference. Under the Security Agreement, Mr. Keleghan is entitled to severance payments equal to twenty-four (24) months of base salary and two times his annual target bonus if he is terminated without cause or resigns for good reason (as defined in the Security Agreement) not more than six months prior to a change of control or within twelve months after a change of control of the Company (as defined in the Security Agreement). The Security Agreement also provides for 280G "gross-up" protection through December 31, 2014 in the event that payments made under the Security Agreement are subject to excise tax.

The Company and Mr. Keleghan also executed an Agreement Protecting Company Interests, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference. Subject to the terms of this Agreement, Mr. Keleghan has agreed that, during his employment with the Company and for a period of two (2) years after his termination of employment, he will not be employed by or own, operate, manage or control any company offering competitive call-center outsourced business services, solicit or induce or attempt to induce any of the Company’s clients to stop doing business with the Company, or do business with another company providing materially similar services, or induce or attempt to induce any employee to terminate employment with the Company.

Mr. Keleghan’s compensation as a director during the last fiscal year was included in the Company’s proxy statement on Schedule 14A under the section entitled "Director Compensation" which is incorporated herein by reference.

At the same time, Michael Marrow has resigned as President and Chief Executive Officer of the Company effective as of September 12, 2010 and has also resigned as a director of the Company as of September 12, 2010.

In connection with Mr. Marrow’s resignation, the Company and Mr. Marrow entered into a letter agreement (including a waiver and release agreement) which serves as an amendment to Mr. Marrow’s Employment Agreement dated February 25, 2008 (the "Amendment"), a copy of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Under the terms of the Amendment, Mr. Marrow will receive severance in the form of continued payments of his current base salary through December 31, 2012 payable in equal installments in accordance with the Company’s current payroll practices. He will also receive continuation coverage under COBRA, for a period of eighteen (18) months which he will pay only the premium amount charged to active employees for such healthcare coverage.

Mr. Marrow will receive a lump sum cash payment of $86,000 for conversion of current Company-sponsored life insurance.

Mr. Marrow will also receive a payment on October 22, 2012 in the amount $231,000 which is payment of his annual target bonus for the 2010 fiscal under the MIP.

Pursuant to the Amendment, the unvested portion (options on 540,000 shares) of the stock options granted to Mr. Marrow under his February 25, 2008 Stock Option Agreement will accelerate and become vested on the termination date (in addition to the options on 360,000 shares, of the total such options on 900,000 shares, that previously became vested). The Company will purchase all 900,000 of the vested stock options related to the stock options granted under the February 25, 2008 Stock Option Agreement for a net price of $3.54 per share, after taking into account the exercise price under such grant but prior to applicable tax withholding. The gross amount of the payment for such stock option is $3,186,000, with the payment to be made on October 22, 2010. All previously vested stock options outstanding under the May 8, 2009 Stock Option Agreement shall be exercisable to the extent already vested on the termination date (without any additional vesting under this Amendment), or forfeited and cancelled, in accordance with the terms thereof.

Arthur D. DiBari, who was previously serving as Interim CEO, is returning to his role as Chief Operating Officer.

On September 13, 2010, the Company issued a press release announcing Mr. Keleghan’s appointment as President and Chief Executive Officer and Mr. Marrow’s resignation. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The foregoing is a summary of the material terms of each agreement. Reference is made to the full text of each agreement which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4. for a complete description of all terms.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Executive Employment Agreement between APAC Customer Services, Inc. and Kevin T. Keleghan dated September 13, 2010.

Exhibit 10.2 Employment Security Agreement between APAC Customer Services, Inc. and Kevin T. Keleghan dated September 13, 2010.

Exhibit 10.3 Agreement Protecting Company Interests between APAC Customer Services, Inc. and Kevin T. Keleghan dated September 13, 2010.

Exhibit 10.4 Letter Amendment between APAC Customer Services, Inc. and Michael Marrow dated September 12, 2010.

Exhibit 99.1 Press Released issued by APAC Customer Services, Inc. on September 13, 2010.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include expressed expectations, estimates and projections of future events and financial performance and the assumptions on which these expressed expectations, estimates and projections are based. Statements that are not historical facts, including statements about the beliefs and expectations of the company and its management are forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks and uncertainties and other factors that can cause actual events and results to differ materially from historical results and those projected. Such statements are based upon the current beliefs and expectations of the company’s management. The risks included below are not exhaustive. The company intends its forward-looking statements to speak only as of the date on which they were made. The company expressly undertakes no obligation to update or revise any forward-looking statements as a result of changed assumptions, new information, future events or otherwise.

The following factors, among others, could cause the company’s actual results to differ from historic results or those expressed or implied in the forward-looking statements: its revenue is generated from a limited number of clients and the loss of one or more significant clients or reduction in demand for services could have a material adverse effect on the company; the performance of its clients and general economic conditions; its financial results depend on the ability to effectively manage production capacity and workforce, the terms of its client contracts; its ability to sustain profitability; its availability of cash flows from operations and compliance with debt covenants and funding requirements under the company’s credit facility; its ability to conduct business internationally, including managing foreign currency exchange risks and changes to laws in other countries; its principal shareholder can exercise significant control over the company; and its ability to attract and retain qualified employees; the potential for downward pricing pressures in its industry and other competitive factors; changes to government regulations; the effect of rapid technology changes; acts of God or other events outside its control; and the impact from unauthorized disclosure of sensitive or confidential client or customer data.

Other reasons that may cause actual results to differ from historic results or those expressed or implied in the forward-looking statements can be found in the company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2010 and its subsequent filings on Form 10-Q for the fiscal quarters ended April 4, 2010 and July 4, 2010. Our filings are available under the investor relations section of our website at http://www.apaccustomerservices.com and on a website maintained by the SEC at http://www.sec.gov.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APAC Customer Services, Inc.

September 13, 2010	By:	/s/Robert B. Nachwalter

Name: Robert B. Nachwalter
Title: SVP and General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Executive Employment Agreement between APAC Customer Services, Inc. and Kevin T. Keleghan dated September 13, 2010
10.2	Employment Security Agreement between APAC Customer Services, Inc. and Kevin T. Keleghan dated September 13, 2010.
10.3	Agreement Protecting Company Interests between APAC Customer Services, Inc. and Kevin T. Keleghan dated September 13, 2010
10.4	Letter Amendment between APAC Customer Services, Inc. and Michael Marrow dated Septembr 12, 2010
99.1	Press Release issued by APAC Customer Services, Inc. on September 13, 2010